Exhibit 99.1

FOR IMMEDIATE RELEASE

EKSO BIONICS™ ELEVATES THOMAS LOOBY TO PRESIDENT AND CHIEF COMMERCIAL OFFICER

Expands Team to Build on Recent Sales Growth in Medical Division

RICHMOND, Calif., October 9, 2014 -- Ekso Bionics Holdings, Inc. (OTCQB:  EKSO), a leading robotic exoskeleton company, announced today the promotion of Thomas Looby to President and Chief Commercial Officer, effective immediately.  Tom will be responsible for expanding global sales and marketing operations, including overseeing Ekso Bionics' clinical, customer service and regulatory divisions.

"Tom has made great progress for us towards 'cracking the code', as we call it. That is, to begin laying down a foundation for significant growth over time in the medical space,” said Nate Harding, Chief Executive Officer and co-founder. "While we are pleased with our recent quarter on quarter growth, we now wish to make a more focused effort to drive adoption by leading further clinical studies and systematically educating the market on the economic benefits of using exoskeletons in the rehabilitation setting.  Tom's medical device experience and seasoned leadership skills are poised to make that happen."

Mr. Looby, age 42, joined Ekso in April 2014, serving since then as the Company’s Chief Marketing Officer leading the development and execution of the Company’s global hospital and rehabilitation marketing strategy.  Prior to joining the Company, from September 2006 to March 2014, Tom served as Senior Vice President and Chief Marketing Officer at Given Imaging, where he was responsible for worldwide market development for PillCam® capsule endoscopy and other novel diagnostic technologies for gastrointestinal diseases.  Prior to joining Given Imaging, Tom also served as Corporate Director of Marketing and Business Development at Eastman Kodak.

“Hospital facilities around the world are demonstrating the benefits of rehabilitation using patented Ekso Bionics robotic exoskeleton technology for people living with spinal cord injuries, stroke, traumatic brain injuries, MS, and other neurological injuries.  Our early successes in the rehabilitation clinic are very encouraging and we plan to expand our leadership into the home setting where mobility and associated wellness are of utmost importance. Additionally, we believe the unique, broad-based technology that Ekso Bionics has developed will satisfy unmet needs in other large markets, including heavy industry and construction – where we are in the early stages of developing preliminary use cases for able-bodied applications. I am honored to be helping to lead the growth of this important technology.”

Ekso Bionics also announced the hiring of Niel McCaffrey as VP of Engineering, Medical. Niel is an expert in complex electronic imaging, diagnostic and communication systems. At Becton Dickinson Medical, Niel built a team of over 40 highly skilled engineers and scientists to field complex systems; having earned a reputation for developing both foundation technology and effective strategic intellectual property pipelines, Niel will be focused on advancing Ekso Bionics’ medical engineering team and intellectual property library.

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company’s first commercially available product called Ekso has helped thousands of people living with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable.

Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO. To learn more about Ekso Bionics please visit us at www.eksobionics.com

Facebook: www.facebook.com/eksobionics

Twitter: @eksobionics

YouTube: http://www.youtube.com/user/EksoBionics/

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Media Contact:

Heidi Darling, Marketing Manager

Phone: 415.302.4777

hdarling@eksobionics.com

Investor Contact:

Lauren Glaser, Vice President

Phone: 646.378.2972

lglaser@troutgroup.com

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including strategic and other plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company’s operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company’s products, the Company’s failure to achieve broad market acceptance of the Company’s products, , the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company’s medical device products, the failure to obtain or maintain patent protection for the Company’s technology, failure to obtain or maintain regulatory approval to market the Company’s medical devices, lack of product diversification, volatility in the price of the Company's raw materials, existing or increased competition, , and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC at http://www.sec.gov.  The Company does not undertake to update these forward-looking statements.